Exhibit 4.19

Appendix 3

Final version

COOPERATION AGREEMENT FOR THE EXPLORATION AND STUDY PHASES

OF THE FIRST PHOSPHATE MINE PROJECT (THE AGREEMENT)

BETWEEN:	First Phosphate Corp (First Phosphate), a private company, incorporated under the Companies Act of British Columbia, having its principal place of business at 1055 West Georgia Street, 1500 Royal Centre, P.O. Box 11117, Vancouver, British Columbia, V6E 4N7, represented by Mr. John Passalacqua, Chief Executive Officer, duly authorized to enter into this Agreement on behalf of First Phosphate Corp.

AND:	Pekuakamiulnuatsh First Nation (the “First Nation”), represented by the political and administrative organization Pekuakamiulnuatsh Takuhikan, having its principal place of business at 1671, rue Ouiatchouan, Mashteuiatsh, Québec, G0W 2H0, and its Chief Gilbert Dominique, duly authorized to enter into this Agreement on behalf of the First Nation.

(hereinafter collectively referred to as the “Parties” and individually as a “Party”)

This English version is a translation of the original document prepared in French.

In case of discrepancy between the documents, the French version will prevail.

PREAMBLE

1.       Whereas First Phosphate holds several claims on the Nitassinan of the

First Nation, the geographical locations of which are set out in Appendix 3 (the “Claims”), and whereas it intends to initially develop an open-pit apatite, titanium and iron mine as well as a concentrator on a site to be determined and, as value-added activities, a phosphoric acid production plant and a cathode powder plant for LFP batteries in the Port Saguenay industrial port zone, a titanium and iron processing plant for the battery sector on a site to be determined, and other downstream activities related to the production of LFP batteries that would help develop the Saguenay-Lac-St-Jean region as a North American hub for lithium iron phosphate batteries (hereinafter the “Project”);

Considering that the number of First Phosphate's claims on the First Nation's Nitassinan may increase or decrease in the future;

Whereas First Phosphate wishes to pursue Exploration and Development Activities on the Claims;

Considering that the Parties wish to cooperate during the Exploration and Development Activities of the project on the First Nation's Nitassinan, which involve certain activities contemplated by First Phosphate, a summary description of which is set out in Schedule 2;

Considering that only Pekuakamiulnuatsh Takuhikan can represent the First Nation and its members;

Whereas First Phosphate is not entitled to deal with the First Nation's aboriginal rights, including aboriginal title, or treaty rights in its traditional territory, but nevertheless wishes to agree on the terms and conditions concerning the Exploration and Development activities;

Whereas the Parties acknowledge that they have exchanged views on the Exploration and Development Activities and on the Project during the negotiation of this Agreement;

Whereas the Parties wish to establish a long-term, mutually beneficial relationship based on respect, dialogue, information sharing and trust in an Impact and Benefits Agreement (IBA) to be entered into at a later date with respect to the Project;

Whereas the purpose of this Agreement is to establish the respective commitments of the Parties with respect to the Exploration and Development Activities, as well as the negotiation process by which the Parties;

 This English version is a translation of the original document prepared in French.

In case of discrepancy between the documents, the French version will prevail.

Whereas this Agreement is intended to establish the respective commitments of the Parties with respect to the Exploration and Development Activities, as well as the negotiation process by which the Parties undertake to attempt to conclude an IBA concerning the Project, without however constituting an approval of the Project by the First Nation;

Considering that the First Nation, represented by Pekuakamiulnuatsh Takuhikan, retains all its recourses and capacities to oppose the Project in the event that an IBA is not concluded;

Whereas the signing of this Agreement does not constitute consultation or accommodation by the provincial and federal governments with respect to the First Nation;

Whereas the signing of this Agreement, and subsequently that of an IBA, will bind First Phosphate as well as any potential new purchaser of all or part of the mining project covered by this Agreement or by an eventual IBA.

ACCORDINGLY, THE PARTIES AGREE AS FOLLOWS:

ARTICLE 1 – DEFINITIONS

1.1   Words with initial capital letters that are not defined elsewhere in the Agreement have the following meanings:

1.1.1	« Exploration and Development Activities »: means the activities carried out by First Phosphate on the claims held by First Phosphate and identified on the map appearing in Schedule 3, including the activities described in Schedule 2, in particular: prospecting, sampling, geophysical and geochemical studies, mapping, drilling and stripping;

1.1.2	« Year » means a period of 365 or 366 days, as the case may be, beginning on January 1 and ending on December 31;

This English version is a translation of the original document prepared in French.

In case of discrepancy between the documents, the French version will prevail.

1.1.3	« Authorization » means any authorization from a Governmental Authority required by First Phosphate in connection with the Exploration and Development Activities, including rights, leases, permits, certificates, approvals, licences, investigation permits, temporary occupation permits, rehabilitation and restoration plans, orders, or other authorizations, subject to the terms and conditions set out in the Agreement, including, without limitation, the Existing Authorizations;

1.1.4	« Government Authority » means a public authority under the jurisdiction of Canada or Québec that has the power to regulate Activities, including the power to issue permits or to supervise.

1.1.5	« Aboriginal Rights » means the recognized and asserted Aboriginal rights, including Aboriginal title, of the First Nation that are protected under section 35 of the Constitution Act, 1982, without any admission by First Phosphate as to their existence, enforceability or enforceability;

1.1.6	“Environmental incident” means an unforeseen event, including emissions or spills of contaminants, that may adversely affect human health or safety, the environment, living species or Aboriginal rights;

1.1.7	“Business Day” means a day that is a weekday, excluding Saturdays, Sundays, statutory holidays in the Province of Quebec, as well as the days off provided for in the First Nation's Cultural Weeks calendar;

1.1.8	“Member or Members” means the member or members registered or entitled to be registered in the register of members of the First Nation pursuant to the Indian Act;

1.1.9	“Nitassinan” means the territory in respect of which the First Nation asserts or claims aboriginal rights, including aboriginal title, and which the First Nation designates as its traditional territory, illustrated on the map attached as Schedule 3;

1.1.10	“Contingency Plans” means First Phosphate's contingency plans in the event of an Environmental Incident arising from Exploration and Development Activities.

This English version is a translation of the original document prepared in French.

In case of discrepancy between the documents, the French version will prevail.

ARTICLE 2 – INTERPRETATION

2.1 The Agreement shall be interpreted in accordance with the following principles:

2.1.1.               The preamble to the Agreement forms an integral part thereof.

2.1.2.               The titles and subtitles of the clauses and schedules of the Agreement are for information purposes only and do not affect their interpretation.

2.1.3.               The use of the singular includes the plural and vice versa.

2.1.4.               The Agreement is without distinction based on gender and the use of the masculine includes the feminine.

2.1.5.               The Agreement shall be governed by and interpreted in accordance with the laws of Québec and the laws of Canada applicable therein.

2.1.6.               Any reference to a legal provision must be interpreted as a reference to this provision as amended on the date in question.

2.1.7	Any reference to a clause, section or schedule constitutes a reference to a clause, section, or schedule of the Agreement, unless otherwise stipulated.

2.1.8	The expressions “included” or “including” shall be construed as “including without limitation” and shall not be deemed to state an exhaustive list.

2.1.9	Time is calculated as follows:

2.1.9.1	if the period to be calculated is a number of days, the first day is excluded and the last day is included. If the period allowed for taking action coincides with or expires on a day that is not a Business Day, it will be extended until the next Business Day; and

2.1.9.2	if the period to be calculated is a number of years, “year” or “year” means a period of twelve (12) consecutive months beginning on the date of the event that gives rise to the calculation of the year or annual period.

2.1.10	All amounts mentioned in the Agreement are in Canadian dollars.

2.1.11	This Agreement constitutes the entire agreement between the Parties and supersedes any prior agreement or understanding between the Parties.

2.1.12	The following appendices form an integral part of the Agreement:

●	Appendix 1 - Operating framework for reimbursement of First Nation expenses.

●	Appendix 2. - Summary description of activities related to the exploration and study phases

This English version is a translation of the original document prepared in French.

In case of discrepancy between the documents, the French version will prevail.

●	Appendix 3 - Map of the claims and Nitassinan of Mashteuiatsh

●	Appendix 4. - Resolution of the Board of Directors of First Phosphate Corp. authorizing the signing of the Agreement

●	Appendix 5. - Resolution of the Mashteuiatsh Band Council authorizing the signing of the Agreement

ARTICLE 3 – PURPOSE OF THE AGREEMENT

3.1	The purpose of the Agreement is to establish:

3.1.1. the commitments of the Parties with respect to Exploration and Development Activities; and

3.1.2. the process for negotiating an IBA in respect of the Project.

ARTICLE 4 – COMMITMENTS OF FIRST PHOSPHATE CORP.

INFORMATION

4.1       First Phosphate undertakes to act as the sole interlocutor for the Exploration and Development Activities and the Project within the framework of the Agreement and the undertakings that will result therefrom;

4.2.       First Phosphate undertakes to provide the First Nation, as soon as they are issued, with a copy of all requests for Authorizations intended for the Government Authorities, as well as all Authorizations issued by the Government Authorities concerning Exploration and Development Activities and the Project on the territory covered by the Agreement;

4.3.       First Phosphate shall provide the First Nation with a plan describing the Exploration and Development Activities planned for the coming year (“Exploration Plan”). First Phosphate shall notify the First Nation of any changes to the Exploration Plan during the year.

This English version is a translation of the original document prepared in French.

In case of discrepancy between the documents, the French version will prevail.

EMPLOYMENT AND BUSINESS OPPORTUNITITES

4.4           First Phosphate undertakes to provide the First Nation with a list of jobs and contracts which, to the best of its knowledge, should be required during the term of the Agreement, as well as the conditions for accessing them. A revised version of the list will be transmitted to the First Nation at the time of the annual report of activities and after decisions have been made regarding additional activities to the annual list previously transmitted to the First Nation;

4.5           First Phosphate undertakes to give priority to the hiring of qualified workers from the First Nation and to use qualified contractors from the First Nation by favouring them at comparable costs and conditions; in the event that they should be more expensive than other bidders, the parties agree to enter into discussions with a view to reaching an agreement.

4.6           In the event that a First Nation contractor is not selected in accordance with Article 5, First Phosphate undertakes to give priority to contractors holding ECOLOGO UL 2723 certification.

4.7	First Phosphate undertakes to consider awarding contracts by mutual agreement at competitive costs and conditions, depending on the nature of the Exploration and Development Activities and the tasks to be accomplished, and depending on the experience and availability of First Nation companies and labour;

4.8	First Phosphate undertakes to keep the First Nation informed, on an ongoing basis, of employment and business opportunities related to the exploration and pre-construction phases.

WORK PLANNING

4.9	Following receipt of the Exploration Plan, the First Nation may make comments and recommendations to First Phosphate concerning the Exploration Plan, in particular any concerns regarding the health and safety of Members, the presence of sites of interest and, where applicable, protective measures to be put in place.

4.10         First Phosphate undertakes to notify the First Nation at least fifteen (15) days prior to the start of the planned work, once the public announcement of the planned start date has been made, so that the First Nation can inform its Members.

4.11         First Phosphate undertakes to modify and adapt its exploration and development activities during the traditional activity periods identified by the First Nation. The hunting periods provided for in the First Nation's wildlife harvesting code of practice are as follows:

4.11.1	The regular hunting period lasts eight (8) consecutive weeks: it begins on the Friday preceding Labour Day and ends on the Sunday of the 8th week following;

4.11.2	White-tailed deer may be hunted during the regular hunting season and from the last Friday in October to the 3rd Sunday in November;

This English version is a translation of the original document prepared in French.

In case of discrepancy between the documents, the French version will prevail.

4.11.3	The autumn migratory bird hunting season begins on the Friday before Labour Day and ends on 1 December.

4.12       First Phosphate undertakes to take into account any comments and recommendations that the First Nation may make concerning the Exploration Plan. Within thirty (30) days following receipt of these comments and recommendations, First Phosphate shall provide explanations to the First Nation on the manner in which they have been taken into account.

4.13       First Phosphate undertakes to reimburse the First Nation for the costs related to the negotiation of the IBA and the costs incurred in the environmental assessment process for the Project that are not covered by government reimbursement processes, in accordance with the Operating Framework for the Reimbursement of Expenses to be Agreed Upon, based on the budget to be agreed upon by the parties prior to the commencement of negotiations with the First Nation.

4.14       First Phosphate undertakes, upon signature of the Agreement, to designate a representative responsible for its implementation;

ENVIRONMENTAL PROTECTION

4.15                     First Phosphate undertakes to take the necessary measures to promote the conduct of Exploration and Development Activities according to best practices in a perspective of sustainable development, as well as protection of the environment and the First Nation's Aboriginal Rights. To this end, First Phosphate undertakes in particular to:

4.15.1	Comply with all laws applicable to Exploration and Development Activities and respect all requirements and terms and conditions for obtaining and maintaining Authorizations required for the purposes of carrying out Exploration and Development Activities;

4.15.2	In the event of the complete cessation of Exploration and Development Activities, First Phosphate undertakes to redevelop and restore all of the sites affected by Exploration and Development Activities, including the access roads developed by First Phosphate as part of its activities, in accordance with the restoration and rehabilitation plan submitted to the First Nation for consultation and subsequently approved by the Government;

This English version is a translation of the original document prepared in French.

In case of discrepancy between the documents, the French version will prevail.

4.15.3	Implement the environmental measures protocol for all exploration and development activities (in Appendix X).

4.15.4	At the end of each exploration or development campaign, ensure that the affected sites are clean and free of any material. In the event of a winter campaign, First Phosphate also undertakes to revisit the site after the snow melts to ensure that the site is clean and free of any material;

4.15.5	Encourage the participation of the First Nation in the environmental monitoring of Exploration and Development Activities, while retaining full responsibility for ensuring compliance with environmental standards. To this end, First Phosphate undertakes in particular to:

4.15.5.1	Provide the First Nation with access to the Exploration and Development Activity sites for environmental monitoring purposes, i.e. one or two visits before, during and after these activities. In the interest of health and safety, the First Nation shall give twenty-four (24) hours notice to First Phosphate's representative of a possible visit;

4.15.5.2	First Phosphate undertakes to cover the costs of environmental monitoring by the First Nation, i.e., depending on the nature and quantity of the work, one to two visits that may be made to the site by a First Nation environmental technician. The costs of these visits are presented in Appendix 1.

4.16                     Within thirty (30) business days following completion of the work, First Phosphate shall provide the Implementation Committee with a copy of its work site inspection report (“Environmental Report”). This Environmental Report shall include environmental monitoring activities relating to the Exploration and Development Activities;

4.17                     a list of all Environmental Incidents that have occurred during the course of the work;

4.18                     a copy of the additional government authorisations obtained for the continuation of the Exploration and Development Activities.

4.19                     In the event of an Environmental Incident related to Exploration and Development Activities that requires notification of Government Authorities, First Phosphate must also send this notification to the First Nation within the timeframes prescribed by the laws in force. Following First Phosphate's receipt of the notice and treatment of the incident, the First Nation may provide comments and recommendations to First Phosphate on the treatment of the incident.

This English version is a translation of the original document prepared in French.

In case of discrepancy between the documents, the French version will prevail.

4.20               In the event of the fortuitous discovery of archaeological sites, including artifacts or archaeological remains, or burial sites, including human remains or graves (“Fortuitous Discovery”) during its Exploration Activities, First Phosphate undertakes to:

4.20.1	Suspend its activities for fifteen (15) Working Days within a radius of one hundred (100) metres of the Accidental Discovery;

4.20.2	Urgently notify the First Nation of the Incidental Discovery;

4.20.3	Make the mandatory declaration provided for in the Cultural Heritage Act.

4.21               Within fifteen (15) Business Days following a Fortuitous Discovery, the Parties shall hold an emergency meeting at which:

4.21.1	the Parties shall agree on the terms and conditions surrounding the resumption of Exploration and Development Activities in the area of the Discovery, including the possibility for the First Nation to require First Phosphate to comply with new protection, mitigation, and compensation measures;

4.21.2	the First Nation may decide what will be done with the Incidental Discovery, subject to the Cultural Heritage Act;

4.21.3	the First Nation may include in the emergency meeting any Member whose presence is necessary.

4.21.4	The Parties may agree on an additional period of time to hold the emergency meeting. They may also hold more than one meeting if necessary.

4.22               In order to ensure the safety of Members travelling on Nitassinan, First Phosphate ensures that drilling casings do not exceed thirty (30) centimetres in height from the ground in accordance with regulations. First Phosphate shall transmit the GPS coordinates of the drilling casings to the First Nation annually, no later than December 1st of each Year.

This English version is a translation of the original document prepared in French.

In case of discrepancy between the documents, the French version will prevail.

FINANCIAL PARTICIPATION

4.23                     First Phosphate shall remit the First Nation:

4.23.1	Each year, 2.5% of the expenses related to the Exploration and Development Activities carried out (drilling and related work) on the Territory between January 1st and December 31st of each year shall be paid to the First Nation, said amount being payable on the basis of the Exploration Activities of the year, said amount being payable in the form of common shares of the company based on the market price of the shares on December 31st of the year in question (“the Annual Amount”). Said sum shall be paid before 20 January of each year. The minimum payable each year will be 100,000 shares to be paid before 15 January of each new year. Upon signature of the agreement, the first 100,000 (“minimum shares”) for the year 2024 will be paid immediately between 20 days of the signature of the agreement.

4.23.2	Before January 20 of each new year and until the ERA is signed, First Phosphate will pay the annual amount calculated for the immediately preceding year minus the 100,000 minimum shares paid at the beginning of the year plus the 100,000 minimum shares for the current year.

4.23.3	In addition, at the signing of the Agreement, First Phosphate will donate, in good faith (payment) and by way of friendship of one hundred thousand (100 000) shares of the company to be distributed in the Innu Aitun Fund and in a fund dedicated to Nehlueun (the language).

ARTICLE 5- COMMITMENTS OF THE FIRST NATION

5.1	The First Nation undertakes to act as the sole interlocutor for the Exploration and Development Activities and the Project within the framework of the Agreement and the commitments that will result therefrom;

5.2	The First Nation undertakes to provide First Phosphate with a profile of the companies and skilled labour available;

5.3	The First Nation undertakes to identify any information or make any recommendation to First Phosphate concerning the use of the territory and its resources by the First Nation and its concerns or interests concerning the environmental or social impacts of the Exploration and Development Activities, and the appropriate mitigation or accommodation measures;

This English version is a translation of the original document prepared in French.

In case of discrepancy between the documents, the French version will prevail.

5.4	The First Nation undertakes to participate in the environmental assessment process and more particularly in the public hearings should the Project proceed to these stages. For greater clarity, the First Nation retains its right to participate fully and freely in the consultation processes of the Government Authorities;

5.5	The First Nation undertakes to cooperate with First Phosphate in its dealings with Government Authorities and third parties in the context of its Exploration and Development Activities carried out in compliance with the First Nation's Ancestral Rights and in accordance with the regulations and laws in force;

5.6	The First Nation undertakes, upon signature of the Agreement, to designate a representative responsible for its implementation;

5.7	The First Nation undertakes to promote communication between the Members and the Promoter;

5.8	The First Nation undertakes to give priority to any request for land formulated by First Phosphate with a view to the establishment of a business in the Mashteuiatsh industrial park, subject to the availability of land at the time of the request;

5.9	The First Nation undertakes to collaborate with First Phosphate with government authorities and third parties in order to establish phosphate as a critical and strategic material at the Quebec and Canadian levels.

ARTICLE 6 –JOINT COMMITMENTS

6.1.       The Parties, via the implementation representatives, agree to:

6.1.1.       Set significant employment and contracting targets for First Nation skilled workers and contractors;

6.1.2.       Maintain regular dialogue during the term of the Agreement and document decisions made jointly;

6.1.3.       Develop and implement solutions to potential problems related to the coexistence of Exploration and Development Activities with traditional land use and valued elements of the biophysical and human environments;

This English version is a translation of the original document prepared in French.

In case of discrepancy between the documents, the French version will prevail.

6.1.4.       Participate in an annual public meeting with the population of the First Nation to report on the application of the Agreement and the progress of Exploration and Development Activities. The holding of this annual meeting remains the prerogative of the First Nation;

6.1.5.       Organise an annual visit to the exploration sites, the terms of which shall remain to be defined by the Parties. Participants will include a reasonable number of members designated by the First Nation, representatives of the First Nation's political authorities and representatives of First Phosphate. Participation in this annual visit remains the prerogative of the First Nation;

6.1.6       Pay special attention to employment and integration opportunities for young people from the First Nation and the Saguenay-Lac-St-Jean region within the framework of the Project.

ARTICLE 7 – IMPACT AND BENEFIT AGREEMENT (ERA) CONDITIONAL ON POSITIVE DEVELOPMENT OF THE EXPLORATION AND STUDIES PHASE

7.1	The Parties undertake to initiate the negotiation of an IBA following the positive results of a pre-feasibility study. In the event that First Phosphate does not carry out a pre-feasibility study, such negotiations will be initiated as soon as First Phosphate's board of directors decides to undertake a feasibility study;

7.2	According to a timetable established jointly by the Parties as part of the implementation of the Agreement, it would be desirable for the IBA to be concluded prior to the issuance of the government decree approving the Project, and the Parties will work towards this goal. The IBA will cover the following aspects, with quantifiable objectives;

7.2.1	The modalities of the First Nation's participation in the development of the Project;

7.2.2	Adequacy between the First Nation's labour supply and First Phosphate's demand;

7.2.3	Pre-employment and on-the-job training for jobs in the operations phase;

This English version is a translation of the original document prepared in French.

In case of discrepancy between the documents, the French version will prevail.

7.2.4	Recruitment, retention, and target workforce objectives;

7.2.5	Breakdown of work packages and contract opportunities for First Nation companies during the construction and operation phases of the Project;

7.2.6	Goods and services required and opportunities for First Nation businesses during the construction and operation phases of the Project;

7.2.7	Criteria for awarding contracts to the First Nation and target floor;

7.2.8	Establishment of joint ventures and new companies;

7.2.9	Content from the First Nation required for contractors and suppliers of goods and services;

7.2.10	Traditional knowledge, environmental and cultural considerations, and inclusion measures;

7.2.11	Restoration and redevelopment of sites affected by the Project;

7.2.12	Involvement of the First Nation in environmental monitoring and follow-up;

7.2.13	Establishment of a training fund;

7.2.14	Establishment of an economic development fund;

7.2.15	Setting up a compensation fund for traditional activities;

7.2.16	Appointment of a Liaison Officer and establishment of an Implementation Committee;

7.2.17	Evaluation of ERA performance, feedback mechanisms and dispute resolution;

7.2.18	Communication, intercultural training and consultation;

7.2.19	First Nation shareholding in First Phosphate;

7.2.20	Ancestral rights and titles to the territory and financial compensation;

7.2.21	Continuity of the IBA in the event of a change of control, sale, or transfer of the Project or one of its components;

7.2.22	Implementation process;

This English version is a translation of the original document prepared in French.

In case of discrepancy between the documents, the French version will prevail.

7.2.23	Dispute resolution process.

This English version is a translation of the original document prepared in French.

In case of discrepancy between the documents, the French version will prevail.

SECTION 8 - IMPLEMENTATION

IMPLEMENTATION COMMITTEE

8.1.	An Implementation Committee is formed as soon as the Agreement is signed.

8.2.	The mission of the Implementation Committee will be to hear the concerns of the Parties and to ensure ongoing dialogue between the Parties in order to facilitate the implementation of the Agreement. To this end, the Committee shall in particular:

8.3.	Centralise communications between the Parties and encourage their collaboration in implementing the Agreement;

8.4.	Issue non-binding recommendations to the Parties on matters covered by the Agreement and the resolution of any disputes between them.

8.5.	The Implementation Committee is composed of two (2) representatives of the Parties. The quorum shall be an equal number of representatives of the Parties at all times. At the signing of the Agreement, the Implementation Committee is made up of John Passalacqua and David Dufour for First Phosphate and Jonathan Launière and Serge Simard representing Mashteuiatsh.

8.6.	At least one member of the Implementation Committee appointed by each Party shall have decision-making authority or direct access to persons with such authority within the appointing Party.

8.7.	Party representatives appointed to the Implementation Committee shall hold office for as long as the appointing Party wishes and may be replaced at any time at the discretion of the appointing Party.

8.8.	If a representative is unable to attend a meeting of the Implementation Committee, another representative, duly appointed by the Party he or she represents, may attend the meeting in his or her place.

8.9.	The Implementation Committee may invite any person whose presence may be required at its meetings.

This English version is a translation of the original document prepared in French.

In case of discrepancy between the documents, the French version will prevail.

OPERATION OF THE IMPLEMENTATION COMMITTEE

8.10.	The Implementation Committee meets at least three (3) times a year.

8.11.	Meetings shall be held in person or by telecommunications, at the discretion of the members of the Implementation Committee.

8.12.	The recommendations of the Implementation Committee, if any, must be agreed by all its members.

8.13.	The Implementation Committee shall have no decision-making or other coercive powers in relation to either Party.

8.14.	The Implementation Committee shall determine its operating rules.

8.15.	The Parties shall agree in advance on the reasonable costs of operating the Implementation Committee, which shall be borne by First Phosphate.

SECTION 9 – DISPUTE RESOLUTION

9.1.       The parties agree to resolve their disputes amicably through their respective representatives designated in this Agreement;

9.2.       Should the approach set out in section 5.1 fail, the designated representatives shall submit the dispute in writing to the President of First Phosphate and the Chief of the First Nation, who may resolve the dispute directly or through a neutral third party whose recommendations shall be submitted to them;

9.3.       Ultimately, any dispute not resolved in accordance with the sequential approach set out in sections 9 and 9.2 must be submitted to arbitration in accordance with the procedures set out in the Code of Civil Procedure of Quebec, Title II, Book VII, sections 620 et seq.

9.4.       This section 9 does not apply to disputes concerning Ancestral Rights or compliance with the confidentiality rules set out in section 11.

This English version is a translation of the original document prepared in French.

In case of discrepancy between the documents, the French version will prevail.

SECTION 10 - REPRESENTATIONS

10.1.     First Phosphate certifies that it is a corporation registered under the laws of Canada and that its President is duly authorized to sign this Agreement by virtue of a resolution of its Board of Directors, which resolution is attached hereto as Schedule 4;

10.2      First Phosphate certifies that it is not and will not be bound by any agreement or other arrangement that would have the effect of restricting the scope of this Agreement;

10.3.     The First Nation certifies that it is the agent of the members of the Pekuakamiulnuatsh First Nation and that Chief Gilbert Dominique is duly authorized to sign this Agreement by virtue of a resolution of the Pekuakamiulnuatsh Takuhikan which is attached as Schedule 5.

SECTION 11 – CONFIDENTIALITY

11.1.	The Parties undertake to keep confidential the content of the Agreement - including the discussions and negotiations leading to the Agreement - and any confidential information that they may exchange or have exchanged in the course of negotiating and executing the Agreement, with the exception of the very existence of the Agreement, which shall not be considered confidential information (the “Confidential Information”).

11.2.	Notwithstanding section 0, the Parties recognize the importance for the First Nation to consult and inform its Members about the Agreement and its implementation. To this end, the First Nation may keep the Members informed of the content of the Agreement and its implementation, as well as of the progress of the Exploration and Development Activities by obtaining First Phosphate’s prior consent to the content of the disclosure that will be made to the Members. From time to time, at the request of the First Nation, First Phosphate agrees to participate in meetings with the Members on technical matters. Similarly, First Phosphate may share the content of the Agreement with its financiers, investors, and bankers, who must undertake to respect its confidentiality.

This English version is a translation of the original document prepared in French.

In case of discrepancy between the documents, the French version will prevail.

11.3.	The Parties undertake not to use the Confidential Information other than for the purposes of implementing the Agreement.

11.4.	This section is binding on the parties and their directors, officers, employees, and representatives who have access to Confidential Information in the course of their duties. Each of the parties is responsible for informing its directors, officers, employees, and representatives who have access to Confidential Information of their confidential nature, and for ensuring that each person to whom Confidential Information is communicated is itself subject to information protection policies. Each party shall be liable for the breach of any of the terms and conditions referred to in this Agreement by any of its aforementioned persons or assigns.

11.5.	All information pertaining to the First Nation’s use of Nitassinan, its traditional knowledge or its ancestral rights (the “Traditional Information”) is of a confidential nature if it is communicated within the framework of section 0. Traditional Information may only be disclosed by First Phosphate with the prior written authorization of the First Nation.

11.6.	First Phosphate acknowledges that it has no intellectual or moral property rights in the Traditional Information.

11.7.	This Article does not apply to information:

11.7.1.	Which is already in the public domain at the time the Agreement is signed;

11.7.2.	Which becomes in the public domain after the signing of the Agreement, without there being a breach of this Article by either of the Parties;

11.7.3.	Correspond to information provided by one of the Parties to a third party on a non-confidential basis;

11.7.4.	The disclosure of which is required by a legislative or regulatory requirement, by a Government Authority having jurisdiction or by a court having jurisdiction, for these purposes only; or

11.7.5.	With the written consent of the Party from whom the information originated.

This English version is a translation of the original document prepared in French.

In case of discrepancy between the documents, the French version will prevail.

11.8.	This Section 11 shall survive the termination, expiry, or rescission of the Agreement.

SECTION 12 - COMMUNICATIONS

12.1.     The Parties undertake to work together to ensure that the purpose and scope of the Agreement are respected and to implement the Agreement in good faith.

12.2.     The Parties agree to provide each other, in an efficient and timely manner, with all information relevant to the purpose of the Agreement.

12.3.     The Parties undertake to co-ordinate their communications relating to the Agreement. To this end, the Parties shall keep each other informed, reasonably in advance, of any initiative or other communication activity carried out in relation to the Agreement, in particular by means of advertising, press conferences and releases or any other printed or electronic material.

12.4.     The Parties agree to give preference to joint public announcements. Otherwise, any public announcement, the main subject of which is the Agreement, made by one of the Parties must have been submitted to the other Party prior to the announcement.

SECTION 13 - TRANSFERT

13.1.     First Phosphate is not authorized to transfer, sell, assign, or otherwise dispose of the Agreement or any of its rights or obligations thereunder, without the prior written consent of the First Nation. By way of exception, the First Nation consents in advance to such transfer, sale, or assignment if the intended assignee, purchaser, successor, or assign agrees in writing to substitute itself for First Phosphate as a party to the Agreement. This writing must be served on the First Nation prior to the transfer, sale, or assignment.

13.2.     Following the transfer, sale or assignment of First Phosphate’s rights and obligations in accordance with section 14.1, First Phosphate is released from its commitments and obligations under the Agreement, except with respect to the confidentiality obligations set out in section 11.

This English version is a translation of the original document prepared in French.

In case of discrepancy between the documents, the French version will prevail.

SECTION 14 – DURATION OF THE AGREEMENT, REVIEW AND TERMINATION

14.1.	The Agreement takes effect on the date it is signed by the representatives of the Parties.

14.2.	The Agreement may only be terminated in one of the following cases:

14.2.1.	Upon signature of the IBA;

14.2.2.	Upon mutual written consent of the Parties;

14.2.3.	Unilaterally by one of the Parties if, at the end of the Dispute Resolution Process, the arbitrator has confirmed that the other Party has failed to comply with an obligation under the Agreement and the other Party has failed to implement the arbitration decision within ninety (90) days of the arbitration award.

14.3.	Upon termination of the Agreement, each Party shall be released from all of its undertakings and obligations thereunder except for the obligations relating to confidentiality set forth in Article 11. These obligations survive termination for a period of fifteen (15) years from the date hereof.

14.4.	The Parties agree to review the Agreement and, if necessary, to amend it in the following cases:

14.5.	On the first anniversary of the signing of the Agreement, and every two (2) years thereafter;

14.6.	Upon a change in Applicable Laws affecting one or more of the Parties’ obligations under the Agreement;

14.6.1.	By mutual consent of the Parties;

14.6.2.	When the results of the economic study are obtained.

This English version is a translation of the original document prepared in French.

In case of discrepancy between the documents, the French version will prevail.

SECTION 15 – GENERAL PROVISIONS

15.1.     Communications relating to this Agreement may be made in writing or by e-mail, with a request for acknowledgement of receipt, or delivered by hand or by registered post to the following addresses:

First Phosphate Corp.

1055 West Georgia Street, 1500 Royal Centre, P.O. Box 11117,

Vancouver, British Columbia, V6E 4N7

To the attention of Mister John Passalacqua, CEO

john@firstphosphate.com

Council of the Pekuakamiulnuatsh First Nation

1671 Ouiatchouan Street Mashteuiatsh,

Quebec G0W 2H0

To the attention of Chief Gilbert Dominique

gilbert.dominique@mashteuiatsh.ca

15.2.     Any amendment must be made in writing and approved by all parties.

15.3.     This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the federal laws applicable and in force from time to time.

15.4.     For all matters relating to the jurisdiction of the courts, this Agreement is deemed to have been entered into in the judicial district of Roberval, in the province of Quebec.

15.5.     The parties undertake to cooperate with a view to reaching a joint agreement with the First Nations of Essipit and Pessamit in the event that the Exploration and Development Work or a portion of the Project is carried out on the claimed common territories of such First Nations.

In the event that a joint agreement is signed with the Mashteuiatsh, Essipit and Pessamit First Nations, First Phosphate undertakes to incorporate into said joint agreement the terms and conditions that are most advantageous to them, with respect to any agreement previously entered into with any of said First Nations in connection with the Exploration and Development Activities or the Project.

This English version is a translation of the original document prepared in French.

In case of discrepancy between the documents, the French version will prevail.

SIGNATORIES

FIRST PHOSPHATE CORP.

John Passalacqua, Chief Executive Officer

COUNCIL OF THE FIRST NATION OF PEKUAKAMIULNUATSH

Gilbert Dominique, Chief

FIRST PHOSPHATE

John Passalacqua, Implementation Manager

THE FIRST NATION

                             , Implementation Manager and Communications Coordinator

Signed at Mashteuiatsh, this 9th day of April, of 2024.

This English version is a translation of the original document prepared in French.

In case of discrepancy between the documents, the French version will prevail.

Appendix 1. – Operating framework for the reimbursement of First Nation expenses

Description	Details of costs	Estimate of costs	Supporting documents required	Timing of payment
Inspection Visit
First Nation environmental technician	$40/hr	5 hr minimum	First Nation invoice detailing number of hours	Pay-as-you-go
Travel expenses	$0.60/km	To be determined	Invoice from the First Nation detailing the number of kilometres	Payable on a piece-rate basis
Meal expenses	According to the First Nation's policy	To be determined	Invoice from the First Nation detailing the number of meals and the date of the meal.	Pay per meal
Estimated Sub-Total

This English version is a translation of the original document prepared in French.

In case of discrepancy between the documents, the French version will prevail.

Appendix 2. - Summary description of activities related to the exploration and study phases

-	Maintenance of the access road to the site

-	Geological mapping, prospecting, and sampling (geologists and assistant geologists)

-	Drilling work (diamond drilling company with drillers and drilling assistants)

-	Mechanical stripping and cleaning work (loggers, mechanical shovel contractors and technicians)

-	Geophysical surveys (company specialising in geophysics)

-	Deforestation work and construction of access roads to drilling and/or stripping sites as part of these activities (loggers or logging company)

-	Surveying work (surveying firm)

-	Rock sampling and metallurgical testing (laboratory)

-	Engineering work related to the pre-feasibility study

-	Work related to the environmental baseline and impact study (biologists, archaeologists, technicians, hydrogeologists)

This English version is a translation of the original document prepared in French.

In case of discrepancy between the documents, the French version will prevail.

Appendix 3. - Map of the claims and of the Nitassinan of Mashteuiatsh

ANTOINE
PERRON
ALEX
LAC À L'ORIGNAL
BROCHET
NITASSINAN
DE
MASHTEUIATSH
BÉGIN-LAMARCHE

PROPRIÉTÉS DE FIRST PHOSPHATE CORP
SUJET À L'ENTENTE

This English version is a translation of the original document prepared in French.

In case of discrepancy between the documents, the French version will prevail.

APPENDIX 4.

Resolution of the Board of Directors of First Phosphate Corp. authorizing the signature of the Agreement

This English version is a translation of the original document prepared in French.

In case of discrepancy between the documents, the French version will prevail.

APPENDIX 5.

Resolution of the Mashteuiatsh Band Council authorizing the signing of the Agreement

This English version is a translation of the original document prepared in French.

In case of discrepancy between the documents, the French version will prevail.

Version finale

ENTENTE DE COLLABORATION CONCERNANT LES PHASES EXPLORATION ET D'ÉTUDE DU PROJET DE MINE DE FIRST PHOSPHATE (L'ENTENTE)

ENTRE : *First Phosphate Corp. (First Phosphate)*, société privée, incorporée en vertu de la Loi sur les compagnies de la Colombie-Britannique, et ayant sa principale place d'affaires au 1055 West Georgia Street, 1500 Royal Centre, P.O. Box 11117, Vancouver, British Columbia, V6E 4N7, représentée par Monsieur John Passalacqua, Chef de la direction, dûment autorisé à conclure la présente Entente au nom de First Phosphate Corp.

ET: ***Première Nation des Pekuakamiulnuatsh (la Première Nation)***, représentée par l'organisation politique et administrative Pekuakamiulnuatsh Takuhikan, ayant sa principale place d'affaires au 1671, rue Ouiatchouan, Mashteuiatsh, Québec, G0W 2H0, et son chef Gilbert Dominique, dûment autorisé à conclure la présente Entente au nom de la Première Nation.

(ci-après désignées collectivement sous l'appellation « Parties » et individuellement, « Partie »)

1

PRÉAMBULE

1. **Considérant que** *First Phosphate* est détentrice de plusieurs claims sur le Nitassinan de la ***Première Nation***, dont les emplacements géographiques sont présentés à l'Annexe 3 (les « Claims ») et qu'elle entend y développer dans un premier temps une mine d'apatite, titane et fer à ciel ouvert de même qu'un concentrateur sur un site à être déterminé et comme activités à valeur ajoutée une usine de production d'acide phosphorique et une usine de poudre de cathode pour batterie LFP dans la zone industrialo-portuaire de Port Saguenay, une usine de traitement du titane et du fer pour le secteur des batteries sur site à être déterminé, d'autres activités en aval liées à la production de la batterie LFP qui permettraient de développer la région du Saguenay-Lac-St-Jean en tant que pôle nord-américain de la batterie lithium fer phosphate (ci-après le « Projet ») ;

Considérant que le nombre de claims de ***First Phosphate*** sur le Nitassinan de la ***Première Nation*** pourrait augmenter ou diminuer dans le futur.

Considérant que ***First Phosphate*** désire poursuivre des Activités d'exploration et de mise en valeur sur les Claims;

Considérant que les Parties désirent coopérer pendant les Activités d'exploration et de mise en valeur du projet sur le Nitassinan de la ***Première Nation***, lesquelles impliquent certaines activités envisagées par ***First Phosphate***, dont la description sommaire est présentée à l'Annexe 2.;

Considérant que seul Pekuakamiulnuatsh Takuhikan peut représenter ***la Première Nation*** et ses membres ;

Considérant que ***First Phosphate*** n'est pas habilitée à traiter des droits ancestraux, incluant le titre ancestral, ou des droits issus de traités de ***la Première Nation*** sur son territoire traditionnel, mais qu'elle souhaite néanmoins convenir des modalités concernant les Activités d'exploration et de mise en valeur;

Considérant que les Parties reconnaissent avoir échangé sur les Activités d'exploration et de mise en valeur et sur le Projet dans le cadre de la négociation de la présente Entente;

Considérant que les Parties veulent établir une relation à long terme, mutuellement profitable, fondée sur le respect, le dialogue, le partage de l'information et la confiance dans une entente sur les répercussions et avantages (ERA) à être conclue ultérieurement concernant le Projet ;

Considérant que la présente Entente vise à établir les engagements respectifs des Parties relativement aux Activités d'exploration de mise en valeur, ainsi que le processus de

négociation par lequel les Parties s'engagent à tenter de conclure une ERA concernant le Projet, sans toutefois constituer une approbation du Projet par ***la Première Nation***;

Considérant que *la Première Nation,* représentée par Pekuakamiulnuatsh Takuhikan, conserve tous ses recours et capacités de s'opposer au Projet advenant l'absence de conclusion d'une ERA

Considérant que la signature de la présente Entente ne constitue pas une consultation ou un accommodement des gouvernements provincial et fédéral à l'égard de la Première Nation;

Considérant que la signature de la présente Entente, et subséquemment, celle d'une ERA, engagera ***First Phosphate*** ainsi que tout nouvel acquéreur éventuel d'une partie ou de la totalité du projet minier visé par la présente ou par une éventuelle ERA.

EN CONSÉQUENCE, LES PARTIES CONVIENNENT DE CE QUI SUIT:

ARTICLE 1 - DÉFINITIONS

1.1. Les mots portant la majuscule initiale qui ne sont pas définis ailleurs dans l'Entente ont les significations suivantes :

1.1.1. « **Activités d'exploration et de mise en valeur** » : désigne les activités réalisées par ***First Phosphate*** sur les claims détenus par ***First Phosphate*** et identifiés sur la carte apparaissant en Annexe 3, incluant les activités décrites en annexe 2 notamment : prospection, échantillonnage, étude géophysique et géochimique, cartographie, forage et décapage;

1.1.2. « **Année** » désigne une période de 365 ou 366 jours, selon le cas, qui débute le 1er janvier inclusivement et qui prend fin le 31 décembre inclusivement;

1.1.3. « **Autorisation** » désigne toute autorisation d'une Autorité gouvernementale requise par ***First Phosphate*** relativement aux Activités d'exploration et de mise en valeur , y compris les droits, baux, permis, certificats, approbations, licences, permis d'investigation, permis d'occupation temporaire, Plans de réaménagement et de restauration, ordres ou autres autorisations, sujette aux modalités prévues à l'Entente, dont notamment les Autorisations existantes;

1.1.4. « **Autorité gouvernementale** » désigne une autorité publique relevant du Canada ou du Québec ayant un pouvoir de régulation des Activités, y compris un pouvoir de délivrance de permis ou de surveillance.

1.1.5. « **Droits ancestraux** » désigne les droits ancestraux, y compris le titre ancestral, reconnus et revendiqués, de la Première Nation qui sont protégés aux termes de l'article 35 de la *Loi constitutionnelle de 1982*, sans admission de la part de ***First***

Phosphate notamment quant à leur existence, leur opposabilité ou leur caractère exécutoire;

1.1.6. « **Incident environnemental** » désigne un événement imprévu, incluant des émissions ou des déversements de contaminants, qui peut avoir des incidences négatives sur la santé ou la sécurité humaines, l'environnement, les espèces vivantes ou les Droits ancestraux;

1.1.7. **« Jour ouvrable »** désigne un jour qui est un jour de la semaine, à l'exclusion du samedi, du dimanche, des jours fériés de la province de Québec, ainsi que les jours de congé prévus au calendrier des Semaines culturelles de la ***Première Nation.***

1.1.8. « **Membre ou Membres** » désigne le ou les membres inscrits ou ayant droit d'être inscrits au registre des membres de la ***Première Nation*** en vertu de la *Loi sur les Indiens*;

1.1.9. « **Nitassinan** » désigne le territoire à l'égard duquel la ***Première Nation*** affirme ou revendique des Droits ancestraux, y compris le titre ancestral, et que la ***Première Nation*** désigne comme étant son territoire traditionnel, illustré sur la carte jointe à titre d'Annexe 3;

1.1.10. « **Plans d'urgence** » désigne les plans d'urgence de *First Phosphate* en cas d'Incident environnemental découlant des Activités d'exploration et de mise en valeur;

ARTICLE 2 - INTERPRÉTATION

2.1. L'interprétation de l'Entente doit se faire selon les principes suivants :

2.1.1. Le préambule de l'Entente en fait partie intégrante.

2.1.2. Les titres et sous-titres des clauses et des annexes de l'Entente sont à titre indicatif et n'en affectent pas l'interprétation.

2.1.3. L'usage du singulier inclut le pluriel et vice versa.

2.1.4. L'Entente est sans distinction fondée sur le genre et l'usage du masculin inclut le féminin.

2.1.5. L'Entente est régie et interprétée en vertu des lois du Québec et des lois du Canada qui y sont applicables.

2.1.6. Toute référence à une disposition légale doit être interprétée comme une référence à cette disposition telle que modifiée à la date considérée.

2.1.7. Toute référence à une clause, une section ou une annexe constitue une référence à une clause, une section ou une annexe de l'Entente, sauf stipulation contraire.

2.1.8. Les expressions « y compris » ou « incluant » doivent être interprétées comme « y compris sans limitation » et ne doivent pas être considérées comme énonçant une liste exhaustive.

2.1.9. Le temps est calculé comme suit :

2.1.9.1. si la période à calculer est un nombre de jours, le premier jour est exclu et le dernier jour est inclus. Si le délai alloué pour poser un geste coïncide ou expire durant un jour qui n'est pas un Jour ouvrable, il sera prolongé jusqu'au prochain Jour ouvrable; et

2.1.9.2. si la période à calculer est un nombre d'années, « an » ou « année » désigne une période de douze (12) moins consécutifs commençant à la date de l'événement qui donne lieu au calcul de l'année ou de la période annuelle.

2.1.10. Tous les montants mentionnés dans l'Entente sont en dollars canadiens.

2.1.11. L'Entente constitue l'intégralité du contrat entre les Parties et remplace toute convention ou entente préalable entre les Parties.

2.1.12. Les annexes suivantes, font partie intégrante de l'entente :

- Annexe 1 Cadre de fonctionnement pour le remboursement des dépenses de la Première Nation
- Annexe 2. - Description sommaire des activités reliées aux phases d'exploration et d'études
- Annexe 3 Carte des claims et du Nitassinan de Mashteuiatsh
- Annexe 4 Résolution du Conseil d'administration de First Phosphate Corp. autorisant la signature de l'Entente
- Annexe 5 Résolution du Conseil de bande de Mashteuiatsh autorisant la signature de l'Entente

ARTICLE 3 – OBJET DE L'ENTENTE

3.1. L'objet de l'Entente est d'établir :

3.1.1. les engagements des Parties concernant les Activités d'exploration et de mise en valeur; et

3.1.2. le processus de négociation d'une ERA concernant le Projet.

ARTICLE 4 – ENGAGEMENTS DE FIRST PHOSPHATE CORP.

INFORMATION

4.1. ***First Phosphate*** s'engage à agir comme unique interlocuteur pour les Activités d'exploration et de mise en valeur et le Projet dans le cadre de l'Entente et des engagements qui en découleront;

4.2. ***First Phosphate*** s'engage à fournir à *la Première Nation,* dès leur émission, copie de toutes les demandes d'Autorisations destinées aux Autorités gouvernementales, de même que toutes les Autorisations émises par les Autorités gouvernementales relatives aux Activités d'exploration et de mise en valeur et au Projet sur le territoire visé par l'Entente ;

4.3. ***First Phosphate*** fournit à *la Première Nation* un plan, une description des Activités d'exploration et de mise en valeur prévues pour la prochaine année (« Plan d'exploration »). ***First Phosphate*** avise *la Première Nation* de tout changement au Plan d'exploration en cours d'année.

EMPLOIS ET OCCASIONS D'AFFAIRES

4.4. ***First Phosphate*** s'engage à fournir à la *Première Nation* la liste des emplois et contrats qui, au meilleur de sa connaissance, devraient être requis pendant la durée de l'Entente ainsi que les conditions permettant d'y accéder. Une version révisée de la liste sera transmise à la Première Nation lors du rapport annuel des activités et après la prise de décision d'activités supplémentaires à la liste annuelle préalablement remise à la *Première Nation* ;

4.5. ***First Phosphate*** s'engage à prioriser l'embauche de travailleurs qualifiés de la *Première Nation* et à avoir recours aux entrepreneurs qualifiés de la *Première Nation* en favorisant ceux-ci à coûts et conditions comparables; advenant le cas où ceux-ci devaient être plus dispendieux relativement aux autres soumissionnaires les parties conviennent d'entreprendre des discussions en vue d'en arriver à une entente.

4.6. Dans le cas où un entrepreneur de la *Première Nation* n'est pas retenu conformément à l'article 5, ***First Phosphate*** s'engage à prioriser les entrepreneurs détenant la certification ECOLOGO UL 2723.

4.7. ***First Phosphate*** s'engage à considérer l'octroi de contrat de gré à gré à coûts et conditions compétitifs, selon la nature des Activités d'exploration et de mise en valeur et des tâches à accomplir et selon l'expérience et la disponibilité des entreprises et mains d'œuvre de la *Première Nation*;

4.8. ***First Phosphate*** s'engage à tenir informée, de façon continue, la *Première Nation,* des occasions d'emplois et d'affaires liées aux phases exploration et pré-construction ;

PLANIFICATION DES TRAVAUX

4.9. Suivant la réception du Plan d'exploration, *la Première Nation* peut formuler des commentaires et recommandations à ***First Phosphate*** concernant le Plan d'exploration, notamment toute préoccupation en matière de santé et sécurité des Membres, la présence de sites d'intérêt et, le cas échéant, des mesures de protection à mettre en place.

4.10. ***First Phosphate*** s'engage à aviser *la Première Nation* au minimum quinze (15) jours avant le début des travaux planifiés une fois l'annonce publique au marché émise de la date prévue de début des travaux afin que celle-ci puisse en informer ses Membres.

4.11. ***First Phosphate*** s'engage à modifier et à adapter ses Activité d'exploration et de mise en valeur durant les périodes d'activités traditionnelles identifiées par la *Première Nation*. Les périodes de chasses prévues au code de pratiques sur les prélèvements fauniques de la *Première Nation* sont les suivantes :

4.11.1. La période de chasse régulière est d'une durée de huit (8) semaines consécutives : elle commence le vendredi précédant la fête du Travail et se termine le dimanche de la 8e semaine suivante;

4.11.2. La chasse au Cerf de Virginie est permise pendant la chasse régulière et du dernier vendredi d'octobre au 3e dimanche de novembre;

4.11.3. La période automnale de chasse aux oiseaux migrateurs commence le vendredi précédant la fête du Travail et se termine le 1er décembre.

4.12. ***First Phosphate*** s'engage à prendre en compte les commentaires et les recommandations que la *Première Nation* pourrait formuler concernant le Plan

d'exploration. Dans les trente (30) jours suivant la réception de ces commentaires et recommandations, ***First Phosphate*** fournit des explications à la *Première Nation* sur la manière dont ils ont été pris en compte.

4.13. ***First Phosphate*** s'engage à rembourser à la *Première Nation* les frais liés à la négociation de l'ERA et les frais encourus au processus d'évaluation environnementale du Projet qui ne sont pas couvert par les processus de remboursement gouvernementale, conformément au Cadre de fonctionnement pour le remboursement des dépenses à convenir, selon le budget à convenir par les parties avant le début des négociations avec la *Première Nation*.

4.14. ***First Phosphate*** s'engage, à la signature de l'Entente, à désigner un représentant ayant la responsabilité de sa mise en œuvre;

PROTECTION ENVIRONNEMENTALE

4.15. ***First Phosphate*** s'engage à prendre mesures nécessaires afin de favoriser le déroulement des Activités d'exploration et de mise en valeur selon les meilleures pratiques dans une perspective de développement durable, ainsi que de protection de l'environnement et des Droits ancestraux de la *Première Nation*. À cet effet, ***First Phosphate*** s'engage notamment à :

4.15.1. Se conformer à toutes les lois applicables aux Activités d'exploration et de mise en valeur et à respecter toutes les exigences et les modalités d'obtention et de maintien des Autorisations requises aux fins de la réalisation des Activités d'exploration et des Activités de mise en valeur;

4.15.2. Advenant l'arrêt complet des Activités d'exploration et de mise en valeur, ***First Phosphate*** s'engage à réaménager et à restaurer l'ensemble des sites qui ont été visés par les Activités d'exploration et de mise en valeur, y compris les chemins d'accès aménagé par *First Phosphate* dans le cadre de ses activités conformément au plan de restauration et de réhabilitation soumis pour consultation à la *Première Nation* et approuvé par la suite par le gouvernement ;

4.15.3. Mettre en place le protocole de mesures environnementales pour toutes Activités d'exploration et de mise en valeur (à l'annexe X).

4.15.4. À la fin de chaque campagne d'exploration ou de mise en valeur, s'assurer que les sites affectés soient propres et exempts de tout matériau. En cas de campagne hivernale, ***First Phosphate*** s'engage en outre à revisiter le site après la fonte des neiges afin de s'assurer que le site est propre et exempt de tout matériau;

4.15.5. Favoriser la participation de la *Première Nation* dans le suivi environnemental des Activités d'exploration et de mise en valeur, tout en conservant l'entière responsabilité de s'assurer du respect des normes environnementales. À cet effet, ***First Phosphate*** s'engage notamment à :

4.15.5.1. Donner accès aux sites des Activités d'exploration et de mise en valeur à la *Première Nation* à des fins de suivi environnemental, soit une à deux visites avant, pendant et après ces activités. Dans un souci de santé et sécurité, la *Première Nation* devra donner un préavis de vingt-quatre (24) heures au représentant de ***First Phosphate*** d'une éventuelle visite dans les 24 heures ;

4.15.5.2. ***First Phosphate*** s'engage à couvrir les frais de surveillance environnementale par la *Première Nation soit* selon la nature et la quantité des travaux, une à deux visites qui pourront être réalisées sur le site par un technicien en environnement de la *Première Nation*. Les frais de ces visites sont présentés à l'annexe 1.

4.16. Dans les trente (30) jours ouvrables suivant la fin des travaux, ***First Phosphate*** fournira au Comité de mise en œuvre une copie de son rapport d'inspection des sites de travaux (« Bilan environnemental »). Ce Bilan environnemental devra inclure : les activités de surveillance environnementale relatives aux Activités d'exploration et de mise en valeur;

4.17. la liste de tous les Incidents environnementaux survenus lors de la réalisation des travaux ;

4.18. la copie des Autorisations gouvernementales supplémentaires obtenues pour la suite des Activités d'exploration et de mise en valeur

4.19. En cas d'Incident environnemental en lien avec les Activités d'exploration et de mise en valeur qui nécessite un avis aux Autorités gouvernementales, *First Phosphate* doit également transmettre cet avis à la *Première Nation* dans les délais prescrits par les lois en vigueur. Suivant la réception par *First Phosphate* de l'avis et du traitement de l'incident, la *Première Nation* pourra transmettre des commentaires et recommandations à *First Phosphate* sur le traitement de l'incident.

4.20. En cas de découverte fortuite de sites archéologiques, incluant des artéfacts ou des vestiges archéologiques, ou de sites d'inhumation, incluant des restes humains ou des sépultures (« Découverte fortuite ») lors de ses Activités d'exploration, ***First Phosphate*** s'engage à :

4.20.1. Suspendre ses activités pendant quinze (15) Jours ouvrables dans un rayon de cent (100) mètres de la Découverte fortuite;

4.20.2. Aviser d'urgence la *Première Nation* de cette Découverte fortuite;

4.20.3. Faire la déclaration obligatoire prévue à la Loi sur le patrimoine culturel.

4.21. Dans les quinze (15) Jours ouvrables suivant la Découverte fortuite, les Parties tiennent une rencontre d'urgence lors de laquelle :

4.21.1. les Parties devront convenir des modalités entourant la reprise des Activités d'exploration et de mise en valeur dans le secteur de la découverte, incluant la possibilité pour la *Première Nation* d'exiger de ***First Phosphate*** qu'elle respecte de nouvelles mesures de protection, d'atténuation et de compensation;

4.21.2. la *Première Nation* pourra décider ce qui sera fait de la Découverte fortuite, sous réserve de la *Loi sur le patrimoine culturel*;

4.21.3. la *Première Nation* pourra faire participer à la rencontre d'urgence tout Membre dont la présence est nécessaire.

4.21.4. Les Parties peuvent convenir d'un délai supplémentaire pour tenir la rencontre d'urgence. Elles peuvent également tenir plus d'une rencontre si cela est nécessaire.

4.22. Afin d'assurer la sécurité des Membres circulant sur le Nitassinan, ***First Phosphate*** assure que les tubages (« casings ») de forage ne dépasserons pas trente (30) centimètres de hauteur à partir du sol conformément à la réglementation. ***First Phosphate*** transmet annuellement les coordonnées GPS des tubages de forage à la ***Première Nation*** au plus tard le 1er décembre de chaque Année.

CONTRIBUTION FINANCIÈRE

4.23. **First Phosphate** remettra à la Première Nation :

4.23.1. Chaque année, 2,5 % des dépenses liées aux Activités d'exploration et de mise en valeur réalisées (forages et travaux connexes) sur le territoire réalisés entre le 1er janvier et le 31 décembre de chaque année sera versé à la Première Nation, ladite somme étant payable sur la base des Activités d'exploration de l'année, ladite somme étant payable sous la forme d'actions ordinaires de la compagnie basée sur le prix du marché des actions le 31 décembre de l'année en question (« **le montant annuel** »). Ladite somme sera versée avant le 20 janvier de chaque année. Le minimum payable à chaque année sera de 100 000 actions qui seront versées avant le 20 janvier de chaque nouvelle année. À la signature de l'accord, les premières 100 000 (« **actions minimales** ») pour l'année 2024 seront versées toute de suite entre 20 jours de la signature de l'entente.

4.23.2. Avant le 20 janvier de chaque nouvelle année et jusqu'à la signature de l'ERA, **First Phosphate** versera **le montant annuel** calculé pour l'année immédiatement passé (moins les 100 000 **actions minimales** versées en début de l'année) plus les 100 000 **actions minimales** dues pour l'année actuelle.

4.23.3. En plus, à la signature de l'Entente, First Phosphate fera un don, un paiement de bonne foi, et en guise d'amitié de cent mille (100 000) actions de la compagnie à être réparties également dans le fond ilnu aitun et dans un fonds dédié au Nelheun (la langue).

ARTICLE 5- ENGAGEMENTS DE LA PREMIÈRE NATION

5.1. ***La Première Nation*** s'engage à agir comme unique interlocuteur pour les Activités d'exploration et de mise en valeur et le Projet dans le cadre de l'Entente et des engagements qui en découleront;

5.2. ***La Première Nation*** s'engage à fournir à *First Phosphate* le profil des entreprises et de la main-d'œuvre qualifiée et disponible;

5.3. La ***Première Nation*** s'engage identifier toute information ou formuler toute recommandation à *First Phosphate* relativement à l'utilisation du territoire et de ses ressources par ***la Première Nation*** et à ses préoccupations ou intérêts concernant les impacts des Activités d'exploration et de mise en valeur, de nature environnementale ou sociale, et les mesures d'atténuations ou d'accommodement appropriées;

5.4. La ***Première Nation*** s'engage à participer au processus d'évaluation environnementale et plus particulièrement aux audiences publiques si le Projet devait se rendre à ces étapes. Pour plus de précision, ***la Première Nation*** conserve son droit de participer pleinement et librement aux processus de consultation des Autorités gouvernementales ;

5.5. ***La Première Nation*** s'engage à collaborer avec *First Phosphate* auprès des Autorités gouvernementales et de tiers dans le cadre de ses Activités d'exploration et de mise en valeur effectuées dans le respect des Droits ancestraux de ***la Première Nation*** conformément aux règlementations et lois en vigueur ;

5.6. La ***Première Nation*** s'engage, à la signature de l'Entente, à désigner un représentant ayant la responsabilité de sa mise en œuvre;

5.7. ***La Première Nation*** s'engage à favoriser la communication entre les Membres et le Promoteur;

5.8. ***La Première Nation*** s'engage à prioriser toute demande de terrain formulée par First Phosphate en vue de l'implantation d'une entreprise dans le parc industriel de

Mashteuiatsh, le tout sous réserve de la disponibilité des terrains au moment de la demande.

5.9. ***La Première Nation*** s'engage à collaborer avec *First Phosphate* auprès des Autorités gouvernementales et de tiers afin d'établir le phosphate comme matériaux critique et stratégique au niveau québécois et canadien.

ARTICLE 6 – ENGAGEMENTS CONJOINTS

6.1. Les Parties, via les représentants de la mise en œuvre, conviennent de :

6.1.1. Fixer des objectifs significatifs en matière d'emploi et de contrats pour les travailleurs et entrepreneurs qualifiés de la *Première Nation*;

6.1.2. Maintenir un dialogue régulier pendant la durée de l'Entente et documenter les décisions prises conjointement ;

6.1.3. Élaborer et mettre en place des solutions aux éventuels problèmes liés à la cœxistence des Activités d'exploration et de mise en valeur avec l'utilisation traditionnelle du territoire et les éléments valorisés des milieux biophysiques et humains;

6.1.4. Participer à une rencontre publique annuelle avec la population de la *Première Nation* pour faire état de l'application de l'Entente et de l'évolution des Activités d'exploration et de mise en valeur. La tenue de cette rencontre annuelle demeure la prérogative de la *Première Nation* ;

6.1.5. Organiser une visite annuelle des sites d'exploration dont les modalités resteront à être définies par les Parties. Les participants seront composés d'un nombre raisonnable de membres désignés par la *Première Nation,* de représentants des autorités politiques de la *Première Nation* ainsi que de représentant *de First Phosphate.* La participation à cette visite annuelle demeure la prérogative de la *Première Nation.*

6.1.6. Porter une attention spéciale sur les opportunités d'emplois et d'intégration de jeunes de la Première Nation et de la région du Saguenay-Lac-St-Jean dans le cadre du Projet

ARTICLE 7 – ENTENTE SUR LES RÉPERCUSSIONS ET LES AVANTAGE (ERA) CONDITIONNELLE AU DÉVELOPPEMENT POSITIF DE LA PHASES EXPLORATION ET ÉTUDES

7.1. Les Parties s'engagent à amorcer la négociation d'une ERA suivant l'obtention de résultats positifs d'une étude de préfaisabilité. Dans l'éventualité où *First*

Phosphate n'effectuerait pas une étude de préfaisabilité, une telle négociation serait amorcée dès la décision par le conseil d'administration de *First Phosphate* d'entreprendre une étude de faisabilité;

7.2. Selon un calendrier établi conjointement par les Parties dans le cadre de la mise en œuvre de l'Entente, il serait souhaitable que l'ERA soit conclue avant l'émission du décret gouvernemental approuvant le Projet et les Parties travailleront en ce sens. L'ERA traitera des aspects suivants, lesquels seront assortis d'objectifs quantifiables ;

7.2.1. Les modalités de participation de *la Première Nation* au développement du Projet;

7.2.2. Adéquation entre l'offre de main d'œuvre de la *Première Nation* et la demande *de First Phosphate*;

7.2.3. Formation préalable et en entreprise pour les emplois à la phase exploitation ;

7.2.4. Recrutement, rétention et objectifs cibles de main-d'œuvre ;

7.2.5. Ventilation des lots de travail et opportunités de contrats pour les entreprises de la *Première Nation* durant les phases construction et exploitation du Projet

7.2.6. Biens et services requis et opportunités pour les entreprises de la *Première Nation*, durant les phases construction et exploitation du Projet

7.2.7. Critères d'octroi des contrats à la *Première Nation* et plancher cible ;

7.2.8. Mise en place de co-entreprises et de nouvelles sociétés ;

7.2.9. Contenu provenant de la *Première Nation* requis pour les entrepreneurs et fournisseurs de biens et services;

7.2.10. Savoir traditionnel, considérations environnementales, culturelles et mesures d'insertion ;

7.2.11. Restauration et réaménagement des sites affectés par le Projet ;

7.2.12. Implication de la *Première Nation* dans la surveillance et le suivi environnemental ;

7.2.13. Mise en place d'un fonds de formation ;

7.2.14. Mise en place d'un fonds de développement économique ;

7.2.15. Mise en place d'un fonds de compensation pour les activités traditionnelles ;

7.2.16. Nomination d'un agent de liaison et institution d'un Comité de mise en œuvre ;

7.2.17. Évaluation des performances de l'ERA, mécanismes de rétroaction et résolution des litiges ;

7.2.18. Communication, formation interculturelle et consultation ;

7.2.19. Participation au capital action de First Phosphate par la *Première Nation* ;

7.2.20. Droits et titres ancestraux sur le territoire et compensation financière ;

7.2.21. Pérennité de l'ERA en cas de changement de contrôle, de vente ou de transfert du Projet ou de l'une de ses composantes ;

7.2.22. Processus de mise en œuvre;

7.2.23. Processus de règlement des différends.

SECTION 8 - MISE EN OEUVRE

COMITÉ DE MISE EN OEUVRE

8.1. Un Comité de mise en œuvre est formé dès la signature de l'Entente.

8.2. Le Comité de mise en œuvre aura pour mission de recueillir les préoccupations des Parties et d'assurer un dialogue permanent entre les Parties afin de faciliter la mise en œuvre de l'Entente. Pour ce faire, le Comité devra notamment :

8.3. Centraliser les communications entre les Parties et encourager leur collaboration dans la mise en œuvre de l'Entente;

8.4. Émettre des recommandations non-contraignantes aux Parties sur les matières visées par l'Entente et la résolution de leurs différends éventuels.

8.5. Le Comité de mise en œuvre est composé de deux (2) représentants des Parties. Le quorum doit être d'un nombre égal de représentants des Parties en tout temps. À la signature de l'Entente, le Comité de mise en œuvre est formé de John Passalacqua et David Dufour pour First Phosphate et de Jonathan Launière et Serge Simard représentants de Mashteuiatsh.

8.6. Au moins un membre du Comité de mise en œuvre nommé par chaque Partie doit avoir un pouvoir décisionnel ou un accès direct aux personnes ayant un tel pouvoir au sein de la Partie qui l'a nommé.

8.7. Les représentants des Parties nommés au Comité de mise en œuvre occupent leurs fonctions tant et aussi longtemps que la Partie qui les a nommés le souhaite et peuvent être remplacés à tout moment, à la discrétion de celles-ci.

8.8. Si un représentant n'est pas en mesure d'assister à une rencontre du Comité de mise en œuvre, un autre représentant, dûment nommé par la Partie qu'il représente, pourra assister à la rencontre à sa place.

8.9. Le Comité de mise en œuvre peut inviter toute personne dont la présence pourrait être nécessaire à ses rencontres.

FONCTIONNEMENT DU COMITÉ DE MISE EN OEUVRE

8.10. Le Comité de mise en œuvre se rencontre au minimum trois (3) fois par Année.

8.11. Les rencontres se tiennent en personne ou par moyen de télécommunications, au choix des membres du Comité de mise en œuvre.

8.12. Les recommandations du Comité de mise en œuvre, le cas échéant, doivent être convenues par tous ses membres.

8.13. Le Comité de mise en œuvre n'a aucun pouvoir décisionnel ou autre pouvoir de contrainte à l'égard de l'une ou l'autre des Parties.

8.14. Le Comité de mise en œuvre détermine ses règles de fonctionnement.

8.15. Les parties conviendront à l'avance des frais raisonnables relatifs au fonctionnement du Comité de mise en œuvre qui seront à la charge de *First Phosphate*.

SECTION 9 – RÈGLEMENT DES DIFFÉRENDS

9.1. Les parties conviennent de résoudre à l'amiable leurs différends par l'entremise de leurs représentants respectifs désignés à la présente Entente ;

9.2. En cas d'échec de l'approche établie à l'article 5.1, les représentants désignés doivent soumettre par écrit le différend au président de *First Phosphate* et au chef de la *Première Nation,* lesquels peuvent régler le différend directement ou par l'entremise d'une tierce partie neutre chargée de leur soumettre ses recommandations ;

9.3. Ultimement, tout différend non résolu selon l'approche séquentielle établie aux articles 9 et 9.2 doit être soumis à l'arbitrage selon les procédures prévues au Code de procédure civile du Québec titre II, livre VII, articles 620 et suivants.

9.4. La présente section 9 ne s'applique pas aux différends concernant les Droits ancestraux ou le respect des règles de confidentialité prévues à la section 11.

SECTION 10 - REPRÉSENTATIONS

10.1. *First Phosphate* certifie qu'elle est une corporation enregistrée en vertu des lois du Canada et que son président est dûment autorisé à signer la présente Entente en vertu d'une résolution de son Conseil d'administration, laquelle est jointe à l'Annexe 4 ;

10.2. *First Phosphate* certifie qu'elle n'est pas et ne sera pas liée à aucune entente ou autre arrangement qui aurait pour effet de restreindre la portée de la présente Entente;

10.3. *La Première Nation* certifie qu'elle est mandataire des membres de la Première Nation des Pekuakamiulnuatsh et que le chef, Gilbert Dominique est dûment autorisé à signer la présente Entente en vertu d'une résolution de Pekuakamiulnuatsh Takuhikan laquelle est jointe à l'Annexe 5 ;

SECTION 11 – CONFIDENTIALITÉ

11.

11.1. Les Parties s'engagent à garder confidentiels le contenu de l'Entente – y compris les discussions et les négociations menant à l'Entente – et toutes informations confidentielles qu'elles pourraient s'échanger ou s'être échangées dans le cadre des négociations et de l'exécution de l'Entente à l'exception de l'existence même de l'entente qui ne sera pas considérée comme une information confidentielle (l'« Information confidentielle »).

11.2. Malgré l'article 0, les Parties reconnaissent l'importance pour la *Première Nation* de consulter et d'informer ses Membres au sujet de l'Entente et de sa mise en œuvre. À cet effet, la *Première Nation* pourra tenir les Membres informés du contenu de l'Entente et de sa mise en œuvre, ainsi que du déroulement des Activités d'exploration et de mise en valeur en obtenant au préalable le consentement de First Phosphate sur le contenu de la divulgation qui sera faite aux membres. De temps à autre, à la demande de la *Première Nation*, *First Phosphate* accepte de participer à des rencontres avec les Membres sur des questions techniques. De même, First Phosphate pourra partager le contenu de l'Entente avec ses financiers, ses investisseurs et ses banquiers qui devront s'engager à en respecter la confidentialité.

11.3. Les Parties s'engagent à ne pas utiliser les Informations confidentielles autrement que pour les fins de mise en œuvre de l'Entente.

11.4. La présente section lie les parties ainsi que leurs administrateurs, dirigeants, employés et représentants ayant accès à l'Information confidentielle dans le cadre de leurs fonctions. Chacune des parties a la responsabilité d'informer ses administrateurs, dirigeants, employés et représentants qui ont accès à l'Information confidentielle de leur nature confidentielle, et de s'assurer que chaque personne à qui l'Information confidentielle est communiquée est elle-même soumise à des politiques en matière de protection de l'information. Chaque partie est responsable pour la violation de tous les termes et conditions mentionnés dans la présente entente par l'une de ses personnes mentionnées ci-dessus ou ayant droit.

11.5. Toute information ayant trait à l'utilisation du Nitassinan par la *Première Nation*, à ses savoirs traditionnels ou aux Droits ancestraux (l'« Information traditionnelle ») est de nature confidentielle si elle est communiquée dans le cadre de l'article 0. L'Information traditionnelle ne peut être divulguée par *First Phosphate* qu'avec l'autorisation écrite préalable de la *Première Nation*.

11.6. *First Phosphate* reconnaît qu'elle n'a pas de droit de propriété intellectuelle et morale relativement à l'Information traditionnelle.

11.7. Le présent article ne s'applique pas aux informations :

11.7.1. Qui sont déjà dans le domaine public au moment de la signature de l'Entente;

11.7.2. Qui deviennent dans le domaine public après la signature de l'Entente, sans qu'il y ait violation du présent article par l'une ou l'autre des Parties;

11.7.3. Qui correspondent à des informations fournies par l'une des Parties à un tiers sur une base non-confidentielle;

11.7.4. Dont la divulgation est requise par une exigence législative ou réglementaire, par une Autorité gouvernementale ayant juridiction ou par un tribunal ayant juridiction, à ces fins seulement; ou

11.7.5. Sur consentement écrit de la Partie de qui les informations émanent.

11.8. La présente section 11 survit au terme, à l'expiration ou à la résiliation de l'Entente.

SECTION 12 - COMMUNICATIONS

12.1. Les Parties s'engagent à collaborer pour veiller à ce que l'objet et la portée de l'Entente soient respectés et à mettre en œuvre l'Entente selon les principes de la bonne foi.

12.2. Les Parties conviennent de se transmettre mutuellement, d'une manière efficace et rapide, toute l'information pertinente à l'objet de l'Entente.

12.3. Les Parties s'engagent à coordonner leurs communications relatives à l'Entente. À cet effet, les Parties se tiennent mutuellement informées, raisonnablement à

l'avance, de toute initiative ou autre activité de communication menée en regard de l'Entente, notamment au moyen de publicité, de conférences et communiquées de presse ou de tout autre matériel imprimé ou électronique.

12.4. Les Parties conviennent de privilégier les annonces publiques conjointes. Autrement, toute annonce publique dont l'objet principal est l'Entente, faite par l'un des Parties doit avoir été soumise à l'autre Partie avant l'annonce.

SECTION 13 - TRANSFERT

13.1. *First Phosphate* n'est pas autorisée à transférer, vendre, céder ou autrement aliéner l'Entente ou l'un ou l'autre de ses droits ou obligations en vertu de celui-ci, sans le consentement écrit préalable de la *Première Nation*. Par exception, la Première Nation consent à l'avance à ce transfert, cette vente ou cette cession, si le cessionnaire, l'acquéreur, le successeur ou l'ayant droit visé accepte par écrit de se substituer à *First Phosphate* comme partie à l'Entente. Cet écrit doit être signifié à la *Première Nation* préalablement au transfert, à la vente ou à la cession.

13.2. Suite au transfert, à la vente ou à la cession des droits et obligations de First Phosphate effectué en conformité avec l'article 14.1, First Phosphate est libérée de ses engagements et obligations en vertu de l'Entente, sauf en ce qui à trait aux obligations relatives à la confidentialité prévue à l'article 11.

SECTION 14 – DURÉE DE L'ENTENTE, RÉVISION ET RÉSILIATION

14.1. L'Entente prend effet à la date de sa signature par les représentants des Parties.

14.2. L'entente peut uniquement être résiliée dans un des cas suivants :

14.2.1. À la signature de l'ERA;

14.2.2. Sur consentement mutuel écrit des Parties;

14.2.3. Unilatéralement par l'une des Parties si, au terme du Processus de règlement des différends, l'arbitre a confirmé le non-respect d'une obligation prévue à l'Entente par l'autre partie et que cette dernière a omis de mettre en œuvre la décision arbitrale dans un délai de quatre-vingt-dix (90) jours de cette sentence arbitrale.

14.3. Au terme de l'Entente, chaque Partie est libérée de tous ses engagements et de toutes ses obligations en vertu de celle-ci sauf quant aux obligations relatives à la confidentialité prévues à l'article 11. Ces obligations survivent au terme pendant une période de quinze (15) ans à compter de la date des présentes.

14.4. Les Parties conviennent de réviser l'Entente et, si nécessaire, de la modifier dans les cas suivants :

14.5. Lors du premier anniversaire de la signature de l'Entente, puis à chaque deux (2) ans;

14.6. Lors d'une modification aux Lois applicables ayant une incidence sur une ou plusieurs obligations des Parties en vertu de l'Entente;

14.6.1. Sur consentement mutuel des Parties;

14.6.2. Lors de l'obtention des résultats de l'étude économique;

SECTION 15 – DISPOSITION GÉNÉRALES

15.1. Les communications relatives à la présente Entente peuvent être effectuées par écrit ou par courriel, avec une demande d'accusé de réception, soit transmises en main propre ou par poste recommandée aux adresses suivantes :

First Phosphate Corp.

A l'attention de Monsieur John Passalacqua, Chef de la direction

john@firstphosphate.com

Conseil de la Première Nation des Pekuakamiulnuatsh
1671, rue Ouiatchouan
Mashteuiatsh, Québec G0W 2H0
A l'attention du chef Gilbert Dominique
[redacted]

15.2. Tout amendement doit être fait par écrit et approuvé par toutes les parties.

15.3. La présente Entente est régie et interprétée par les lois en vigueur de la province de Québec et les lois fédérales applicables et en vigueur.

15.4. Pour toute question relative à la juridiction des tribunaux judiciaires, la présente Entente est présumée avoir été conclue dans le district judiciaire de Roberval, dans la province de Québec.

15.5. Les parties s'engagent à collaborer en vue de convenir d'une entente commune avec les Premières Nations d'Essipit et de Pessamit, et ce, dans l'éventualité où les Travaux d'exploration et de mise en valeur ou une portion du Projet se déroule sur les territoires communs revendiqués de ces Premières Nations.

Advenant la signature d'une entente commune avec les Premières Nations Mashteuiatsh, d'Essipit et de Pessamit, First Phosphate s'engage à intégrer à ladite entente commune les termes et conditions qui leur sont les plus avantageux, en regard de toute entente précédemment conclue avec l'une ou l'autre desdites Premières Nations dans le cadre des Activités d'exploration et de mise en valeur ou du Projet.

SIGNATAIRES

FIRST PHOSPHATE CORP

[redacted]

John Passalacqua, Chef de la direction

CONSEIL DE LA PREMIERE NATION DES PEKUAKAMIULNUATSH

[redacted]

Gilbert Dominique, Chef

FIRST PHOSPHATE

[redacted]

John Passalacqua, Responsable de la mise en œuvre

LA PREMIÈRE NATION

[redacted]

Serge Simard , Responsable de la mise en œuvre et coordonnateur des communications

Signée à Mashteuiatsh ce 9e jour d'avril 2024.

Annexe 1. – Cadre de fonctionnement pour le remboursement des dépenses de la Première Nation

Description	Détail des frais	Estimation des frais	Pièces justificatives requises	Moment du paiement
Visite d'inspection				
Technicien en environnement de la Première Nation	40 $/hrs	5 hrs minimum	Facture de la Première Nation détaillant le nombre d'heures	Payable à la pièce
Frais de déplacement	0.60 $/km	À déterminer	Facture de la Première Nation détaillant le nombre de kilomètres	Payable à la pièce
Frais de repas	Selon la politique de la Première Nation	À déterminer	Facture de la Première Nation détaillant le nombre de repas et la date du repas	Payable à la pièce
Sous-total estimé

Annexe 2. - Description sommaire des activités reliées aux phases d'exploration et d'études

- Maintien du chemin d'accès pour se rendre au site

- Travaux de cartographie géologique, de prospection et d'échantillonnage (géologues et aide-géologues)

- Travaux de forage (compagnie de forage diamanté avec foreurs et aide-foreurs)

- Travaux de décapage mécanique et de nettoyage (bûcherons, contracteurs pour pelle mécanique et techniciens)

- Levés de géophysique (compagnie spécialisée dans le domaine de la géophysique)

- Travaux de déboisement et de réalisation de voies d'accès aux sites de forage et /ou de décapage dans le cadre de ces activités (bûcherons ou compagnie de coupe forestière)

- Travaux d'arpentage (firme d'arpentage)

-Échantillonnage de roche et travaux d'essais métallurgiques (laboratoire)

-Travaux d'ingénierie relativement à l'étude de préfaisabilité

- Travaux reliés à la réalisation de l'étude de base environnementale et d'impacts (biologistes, archéologues, techniciens, hydrogéologues)

Annexe 3. – Carte des claims et du Nitassinan de Mashteuiatsh

ANTOINE
PERRON
ALEX
BROCHET
LAC À L'ORIGNAL
NITASSINAN
DE
MASHTEUIATSH
BÉGIN-LAMARCHE

PROPRIÉTÉS DE FIRST PHOSPHATE CORP
SUJET À L'ENTENTE

ANNEXE 4. Résolution du Conseil d'administration de First Phosphate Corp. autorisant la signature de l'Entente

ANNEXE 5.

Résolution du Conseil de bande de Mashteuiatsh autorisant la signature de l'Entente